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                                                                    Exhibit 3.3

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                LOGISTICARE, INC

                        (PURSUANT TO SECTION 245 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


          This Restated Certificate of Incorporation of LogistiCare, Inc. was duly adopted by its Board of Directors and stockholders in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The name under which the Corporation was originally incorporated was RadioSoft, Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 17, 1994. The Certificate of Incorporation is amended and restated in its entirety to read as follows:

                                     FIRST

          The name of the Corporation is LogistiCare, Inc. (the "Corporation").

                                     SECOND

          The address of the Corporation's registered office is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                     THIRD

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                     FOURTH

          The duration of the Corporation is to be perpetual.
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                                     FIFTH

                                       A.

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-One Million (31,000,000), consisting of Thirty Million (30,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and One Million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

                                       B.

          The Board of Directors may authorize, without further stockholder approval, the issuance from time to time of one or more classes or series of Preferred Stock with such designations and such powers, preferences and rights, and such qualifications, limitations or restrictions (which may differ with respect to each series) as the Board of Directors may fix by resolution. Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and nonassessable.

                                       C.

          The following is a statement of the powers, preferences and rights and the qualifications, restrictions and limitations of the Common Stock of the
Corporation:

          (1) Dividends.  The holders of record of Common Stock shall be
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entitled to receive such dividends ratably as may from time to time be declared by the Board of Directors out of funds legally available therefor.

          (2) Liquidation.  In the event of any liquidation, dissolution or
              -----------
winding up of the affairs of the Corporation, voluntary or involuntary, the net assets of the Corporation available to stockholders shall be distributed ratably to the holders of Common Stock. Neither the merger or consolidation of the Corporation with or into another corporation nor any sale, lease, conveyance or other disposition of all or substantially all of the property, business or assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Article FIFTH.

          (3) Voting Rights.  Except as otherwise required by law, the holders
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of Common Shares shall be entitled to one vote in respect of each share held on all matters voted upon by the stockholders of the Corporation.

          (4) Other Rights.  The Common Stock shall not bear any preferential,
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conversion or preemptive rights.

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                                       D.

          Upon the filing in the office of the Secretary of State of the State of Delaware of this Restated Certificate of Incorporation, each issued and outstanding share of Common Stock of the Corporation shall be automatically reclassified as and changed into two (2) validly issued, fully paid and nonassessable shares of Common Stock, without any action on the part of the holder thereof. No scrip of fractional shares will be issued by reason of this amendment.

                                       E.

          Following the date the Corporation first has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting, except by a written consent signed by all stockholders of the Corporation entitled to vote thereon.

                                     SIXTH

          (1) Unless a greater vote requirement in any matter is provided in this Certificate of Incorporation or the By-Laws, the affirmative vote of a majority of the directors present and acting at a duly constituted meeting at which a majority of the entire Board of Directors is present and acting, is sufficient for all action of the Board of Directors.

          (2) Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to the adoption of resolutions authorizing the action.

          (3) Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                    SEVENTH

                                       A.

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, provided that this Article SEVENTH shall not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which such director derived an improper personal benefit, in respect of which such breach of fiduciary duty occurred. If the General Corporation Law is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the

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personal liability of directors, then the liability of a director of the
Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended from time to time.

                                       B.

          (1) Right of Indemnification.  Each person who was or is made a party
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or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, (a) is or was a director or officer of the Corporation or (b) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however,
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that, except as provided in paragraph (2) hereof the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires,
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the payment of such expenses incurred by a director or officer in his or her capacity as such (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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          (2) Right of Claimant to Bring Suit.  If a claim under paragraph (1)
              -------------------------------
of Section B of this Article SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

          Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) Non-Exclusivity of Rights.  The right to indemnification and the
              -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) Insurance.  The Corporation may maintain insurance, at its
              ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

                                     EIGHTH

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that
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Paragraphs B and E of Article FIFTH herein shall be amended, altered or repealed, and any provision inconsistent therewith shall be adopted, only by the affirmative vote of not less than 80% of the aggregate voting power of the outstanding stock.

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                                     NINTH

          The directors of the Corporation may, by a vote of a majority of directors present at a meeting in which a quorum is present, adopt, amend or repeal any By-Law of the Corporation.

                                     TENTH

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
(S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
(S) 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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          IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be executed in its name by its President and attested to by its Secretary this 10th day of June, 1998, and the statements contained herein are affirmed as true under penalties of perjury.

                                LOGISTICARE, INC.


                                By:  /s/ John L. Shermyen
                                     ---------------------
                                John L. Shermyen
                                President

ATTEST:


By: /s/ Michael E. Weksel
    ----------------------
      Michael E. Weksel
      Secretary

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